EXHIBIT 99.1

Immunomedics Announces First Quarter Fiscal 2008 Results

MORRIS PLAINS, N.J., Nov. 6, 2007 (PRIME NEWSWIRE) -- Immunomedics, Inc. (Nasdaq:IMMU), a biopharmaceutical company focused on developing monoclonal antibodies to treat cancer and other serious diseases, today reported revenues of $0.8 million and a net loss of $4.6 million, or $0.06 per share, for the first quarter of fiscal year 2008, which ended September 30, 2007. This compares to revenues of $3.3 million and a net loss of $2.5 million, or $0.04 per share, for the same period last year.

The decrease in revenues for the first quarter was a result of the Company's decision in March 2007 to suspend recognition of deferred revenues derived from the May 2006 UCB Agreement. For the three-month period ended September 30, 2006, the Company amortized $2.7 million of deferred revenue. This revenue decline was partially offset by the reduction of certain deferred compensation liabilities for a Company executive, reduced interest expense and higher interest income. At September 30, 2007, the Company had $40.8 million in cash and marketable securities.

"We continue to execute our financial strategy of maintaining our cash burn rate at our expected level while expanding our core R&D activities," commented Gerard G. Gorman, Senior Vice President, Finance and Business Development, and Chief Financial Officer. "Two new clinical studies involving veltuzumab, including the use of a subcutaneous formulation, are expected to begin patient enrollment before the end of this calendar year and out-licensing discussions for Phase III development and commercialization of veltuzumab for all indications are ongoing," he added.

About Immunomedics

Immunomedics is a New Jersey-based biopharmaceutical company focused on the development of monoclonal, antibody-based products for the targeted treatment of cancer, autoimmune and other serious diseases. We have developed a number of advanced proprietary technologies that allow us to create humanized antibodies that can be used either alone in unlabeled or "naked" form, or conjugated with radioactive isotopes, chemotherapeutics or toxins, in each case to create highly targeted agents. Using these technologies, we have built a pipeline of therapeutic product candidates that utilize several different mechanisms of action. We have exclusively licensed our lead product candidate, epratuzumab, to UCB (www.ucb-group.com) for the treatment of all autoimmune disease indications worldwide. Epratuzumab's most advanced program is for the treatment of systemic lupus erythematosus (SLE). At present, there is no cure for lupus and no new lupus drug has been approved in the U.S. in the last 40 years. We have retained the rights for epratuzumab in oncology indications for which UCB has been granted a buy-in option. The Company is conducting clinical trials with veltuzumab in patients with non-Hodgkin's lymphoma, epratuzumab as a potential therapeutic for patients with lymphoma and leukemia, 90Y-epratuzumab for the therapy of patients with lymphoma, 90Y-hPAM4 for pancreas cancer therapy and milatuzumab as a therapy for patients with multiple myeloma. We believe that our portfolio of intellectual property, which includes approximately 108 patents issued in the United States, and more than 250 other issued patents worldwide, protects our product candidates and technologies. We also have a majority ownership in IBC Pharmaceuticals, Inc., which is developing a novel Dock-and-Lock (DNL) methodology, and a new method of delivering imaging and therapeutic agents selectively to disease, especially different solid cancers (colorectal, lung, pancreas, etc.), by proprietary, antibody-based, pretargeting methods. For additional information on us, please visit our web site at http://www.immunomedics.com. The information on our website does not, however, form a part of this press release.

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials, out-licensing arrangements (including the timing and amount of contingent payments), forecasts of future operating results, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), our dependence on our licensing partner for the further development of epratuzumab for autoimmune indications, competitive risks to marketed products and availability of required financing and other sources of funds on acceptable terms, if at all, as well as the risks discussed in the Company's filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

                          IMMUNOMEDICS, INC.
                 Condensed Consolidated Balance Sheets

                                          September 30,    June 30,
                                              2007           2007
                                          ------------   ------------
 ASSETS
 Current Assets:
  Cash and cash equivalents               $ 13,262,282   $ 19,088,089
  Marketable securities                     27,553,440     27,145,320
  Accounts receivable, net of allowance
   for doubtful accounts                       607,547        708,212
  Inventory, net of reserve for
   obsolescence                                410,034        307,909
  Other current assets                       1,296,387        716,022
  Restricted securities - current portion      956,400      1,275,200
                                          ------------   ------------
                                            44,086,090     49,240,752

 Property and equipment, net                 6,962,502      7,307,685
 Value of life insurance policies            3,665,846      3,618,538
 Other long-term assets                         30,001         31,264

                                          ------------   ------------
                                          $ 54,744,439   $ 60,198,239
                                          ============   ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities                     $  6,374,269   $  6,819,432
  Deferred compensation                      1,233,152      1,826,885
  Deferred revenues - long term             31,145,385     31,145,385
  Minority interest                             46,135         76,126
  Stockholders' equity                      15,945,498     20,330,411

                                          ------------   ------------
                                          $ 54,744,439   $ 60,198,239
                                          ============   ============

            Condensed Consolidated Statements of Operations

                                               Three Months Ended
                                                 September 30,
                                              2007           2006
                                          ---------------------------
                                                        As Adjusted(1)
 Revenues:
  Product sales                                701,838        661,603
  License fee and other revenues                    --      2,668,031
  Research & development                        79,547             --
                                          ------------   ------------
 Total Revenues                                781,385      3,329,634
 Costs and Expenses                          6,004,145      6,041,857
                                          ------------   ------------
 Operating Loss                             (5,222,760)    (2,712,223)
 Interest and Other Income (Expense)           627,427        272,921
                                          ------------   ------------
 Loss before Income Tax Expense             (4,595,333)    (2,439,302)
 Income Tax Expense                             (7,401)       (19,418)
                                          ------------   ------------
 Net Loss                                 $ (4,602,734)  $ (2,458,720)
                                          ============   ============

 Net Loss per Common Share,
  Basic and Diluted                              (0.06)         (0.04)
                                          ============   ============

 Weighted average number of common
    shares outstanding                      75,062,164     57,538,031
                                          ============   ============

 (1) Effective June 30, 2007, the Company changed its method of accounting for collateral assignment split-dollar life insurance arrangements to conform to the recent pronouncement EITF 06-10. The early adoption of this accounting standard resulted in a retroactive adjustment to the Company's Statement of Operations for the three-month period ended September 30, 2006, reducing cost and expenses by $24,000.

CONTACT:  Immunomedics, Inc.
          Dr. Chau Cheng, Associate Director, Investor Relations &
           Business Analysis
          (973) 605-8200, extension 123
          ccheng@immunomedics.com